Exhibit (k)(11)

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3 (this “Amendment”), dated as of June 10, 2020, to the Credit Agreement, dated as of June 14, 2017, by and among Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation (the “Borrower”), the Banks party thereto, and State Street Bank and Trust Company, as agent for the Banks (in such capacity, the “Agent”), as amended by Amendment No. 1 to Credit Agreement, dated as of June 13, 2018 and Amendment No. 2, dated as of June 12, 2019 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II. The Borrower desires to amend the Credit Agreement upon the terms and conditions set forth herein, and all of the Banks and the Agent are willing to do so on the terms and conditions set forth herein.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms, each in its appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Amendment Effective Date” means the “Amendment Effective Date” as such term is defined in Amendment No. 3 to Credit Agreement, dated as of June 10, 2020.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

2. Each of the defined terms “Applicable Fee Rate”, “Bail-In Action”, “Bail-In Legislation”, and “Write-Down and Conversion Powers” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Fee Rate” means (a) prior to the Amendment Effective Date, the applicable rate therefor set forth from time to time in this Agreement at which the commitment fee accrues, and (b) from and after the Amendment Effective Date, a rate per annum equal to 0.25%.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

3. The defined terms “Amendment No. 2 Effective Date” contained in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

4. The defined term “Aggregate Commitment Amount” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the amount “$90,000,000” contained therein with the amount “$85,000,000”.

5. The defined term “Termination Date” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the date “June 10, 2020” contained therein with the date “June 9, 2021”.

6. Section 4.02 of the Credit Agreement is hereby amended by replacing the term “EEA Financial Institution” contained therein with the term “Affected Financial Institution”.

7. Section 5.09 of the Credit Agreement is hereby amended by inserting the phrase “, divide,” after the phrase “into any other Person” contained therein.

8. Section 9.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 9.15. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

9. Article IX of the Credit Agreement is hereby amended by inserting therein a new Section 9.17 at the end thereof as follows:

SECTION 9.17. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Financial Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

10. Schedule 1 of the Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 1 hereto.

11. Paragraphs 1 through 10 of this Amendment shall not be effective until each of the following conditions are satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a) the Agent shall have received from the Borrower and each Bank either (i) a counterpart of this Amendment executed on behalf of such party, or (ii) written evidence satisfactory to the Agent (which may include facsimile transmission of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b) the Agent shall have received from the Borrower a manually signed certificate from the Secretary of the Borrower, in all respects satisfactory to the Agent, (i) certifying as to (x) the incumbency of authorized persons of the Borrower executing this Amendment and (y) persons authorized to act on behalf of the Borrower in connection with the Credit Agreement, including, without limitation, with respect to any Notice of Borrowing, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the board of directors of the Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, and (iii) certifying that the Borrower’s Charter Documents, Offering Document, investment management agreement between the Borrower and the Investment Adviser and Custody Agreement have not been amended, supplemented or otherwise modified since June 12, 2019 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c) the Agent shall have received a duly completed Form FR U-1 executed and delivered by or on behalf of the Borrower, in form and substance satisfactory to the Agent;

(d) the Borrower shall have paid to the Agent, a non-refundable upfront fee equal to 0.03% of the Aggregate Commitment Amount on the Amendment Effective Date;

(e) the aggregate outstanding principal amount of all Loans shall not exceed $85,000,000;

(f) the Agent shall have received such documents and information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(g) the Borrower shall have paid all out-of-pocket fees and expenses incurred by the Agent (including, without limitation, reasonable legal fees and disbursements of counsel to the Agent) in connection herewith.

12. The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, and (c) represents and warrants that, as of the date of execution and delivery hereof by the Borrower (i) no Default has occurred and is continuing, and (ii) the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

13. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

14. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

15. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:	/s/ Omar Tariq
Name:	Omar Tariq
Title:	Chief Financial Officer and Treasurer

Credit Suisse Asset Management Income Fund, Inc.—Amendment No. 3 to Credit Agreement

STATE STREET BANK AND TRUST COMPANY, as a Bank and as the Agent

By:	/s/ Paul Koobatian
Name:	Paul Koobatian
Title:	Vice President

Credit Suisse Asset Management Income Fund, Inc.—Amendment No. 3 to Credit Agreement

SCHEDULE 1

Addresses for Notices, Applicable Lending Offices, Commitment Amounts and Commitment Percentages

BORROWER:

CREDIT SUISSE ASSET MANAGEMENT

INCOME FUND, INC.

Address for Notices:

Credit Suisse Asset Management Income Fund, Inc.

Eleven Madison Avenue

New York, NY 10010

Attn: Chief Financial Officer

Tel: 212-325-2000

with a copy to:

Credit Suisse Asset Management Income Fund, Inc.

Eleven Madison Avenue

New York, NY 10010

Attn: Secretary

Tel: 212-325-2000

with a copy to:

Willkie Farr & Gallagher

787 Seventh Avenue

New York, NY 10019

Attn: William Dye

Tel: 212-728-8219

Fax: 212-728-9219

E-mail: Wdye@willkie.com

BANKS:	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE
STATE STREET BANK AND TRUST COMPANY	$85,000,000	100%

Domestic Lending Office, LIBOR Lending

Office and Office for Notices to the Agent

for Borrowings and Payments:

State Street Bank and Trust Company

State Street Financial Center

Loan Servicing Unit – SFC203

One Lincoln Street

Boston, MA 02111

Attn: Christopher Hickey

Tel: (617) 662-8577

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com

Alternate Contact:

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com

Office for all Other Notices:

State Street Bank and Trust Company

State Street Financial Center

Fund Finance – SFC0310

One Lincoln Street

Boston, MA 02211

Attn: Paul J. Koobatian, Vice President

Tel: (617) 662-8622

Email: pjkoobatian@statestreet.com